SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 2001
                                                          --------------



                                EATON VANCE CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)



   Maryland                        1-8100                        04-2718215
----------------        -----------------------              -------------------
(State or other         (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


255 State Street, Boston, Massachusetts                                  02109
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: (617)482-8260
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                               Page 1 of 6 pages

                       INFORMATION INCLUDED IN THE REPORT


ITEM 2. ACQUISITION OF ASSETS

     Registrant has entered into a definitive agreement to acquire 70% of the equity of Atlanta Capital Management Company, LLC as described in Registrant's news release dated August 2, 2001, a copy of which is filed herewith as Exhibit
99.3 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Financial Statements of Atlanta Capital Management Company, LLC are not required to be included herein pursuant to Section 3.05(b)(2)(i) of Regulation S-X.


                               Page 2 of 6 pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: August 2, 2001            /s/ William M. Steul
                                ----------------------------------
                                William M. Steul, Chief Financial Officer


                               Page 3 of 6 pages

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.     Description

99.3            Copy of registrant's news release dated August 2, 2001.


                               Page 4 of 6 pages

NEWS RELEASE

{LOGO}  EATON VANCE CORP.
        The Eaton Vance Building
        255 State Street, Boston, MA  02109
        (617) 598-8036
        Contact: Meg Pier

                                                August 2, 2001

                                                           FOR IMMEDIATE RELEASE


 EATON VANCE TO ACQUIRE MAJORITY INTEREST IN ATLANTA CAPITAL MANAGEMENT COMPANY

             TRANSACTION TO EXPAND EATON VANCE'S MANAGED ACCOUNT AND
                             INSTITUTIONAL BUSINESS

BOSTON, MA, AUGUST 2, 2001--Eaton Vance Corp. (EV), a Boston-based investment management firm with $50 billion in assets under management, today announced the signing of a definitive agreement to acquire 70 percent of Atlanta Capital Management Company, LLC for $75 million. Atlanta Capital's employees will continue to hold 30 percent of the equity of Atlanta Capital. Eaton Vance does not expect the transaction to result in any meaningful dilution of its earnings per share for its current fiscal year ending October 31, 2001.

Atlanta Capital is a leading institutional investment management firm based in Atlanta, GA with $6.4 billion in assets under management. Atlanta Capital will become an indirect subsidiary of Eaton Vance and will operate as a distinct and autonomous business unit. The acquisition of Atlanta Capital, together with the recently announced acquisition of Fox Asset Management, Inc., will increase Eaton Vance's assets under management by approximately 16 percent to $58 billion.

"Atlanta Capital's impressive performance within its investment disciplines, which focus on quality large cap growth and small cap value equities as well as taxable fixed income, complement our current portfolio capabilities," observed James B. Hawkes, Chairman and CEO of Eaton Vance Corp. "Atlanta Capital's products have a history of exceptional risk adjusted return compared with its peer group. That success has enabled Atlanta Capital to expand its separate account business, a segment of the market on which we are placing greater emphasis. Eaton Vance enjoys a clear leadership position in marketing products designed for individual investors, and Atlanta Capital's institutional client base will effectively round out the constituencies served by Eaton Vance. The marriage of our two companies will result in a better balanced, stronger company with exceptional growth opportunities."

Atlanta  Capital  was  founded  in 1969 and is led by three  Managing  Partners:
Daniel W. Boone III, William R. Hackney III and Walter F. "Chip" Reames Jr. The firm is owned by eight partners, all of whom will continue in their current capacity after the acquisition. Atlanta Capital has particular expertise in the management of large-cap growth equities, managing $4.9 billion in this category. The firm also manages $1.3 billion in fixed-income assets, and offers a small-cap equity product with approximately $300 million in assets. Atlanta Capital has more than 80 institutional clients in 22 states, including public pension funds, Taft-Hartley plans, corporations, and charitable and religious organizations.


Page 5 of 6 pages

"Eaton Vance is a perfect strategic partner for our company. They can help us better serve our clients by offering our investment products in a mutual fund format. We can help them increase their presence in the institutional market and more fully exploit their powerful distribution system in the rapidly expanding broker-dealer managed account business," said Mr. Reames.

Atlanta Capital will retain autonomy in its investment processes and management structure and will remain headquartered in Atlanta. The firm's partners have signed long-term employment contracts. All employees of Atlanta Capital will become shareholders of Eaton Vance as a result of the acquisition and/or the Eaton Vance employee stock option and stock purchase programs.

"Atlanta Capital's client and employee-oriented business culture has been key to the success of the company. In this regard, we are committed to preserving the independence and autonomy of Atlanta Capital," stated Mr. Hawkes. "We understand that the real assets of Atlanta Capital are its people, and we intend to focus on retaining the expertise and enthusiasm of its highly successful team."

"This transaction provides a carefully-crafted response to the eventual need of all independent firms to provide for the orderly transfer of ownership and create strong financial incentives for the next generation of management," observed Mr. Reames.

Under the terms of the acquisition agreement, the $75 million purchase price for the 70 percent equity interest will be paid 80 percent in cash and 20 percent in stock. Atlanta Capital's employees will continue to hold 30 percent of the equity of Atlanta Capital with the right to sell to Eaton Vance the 30 percent interest over a five-year period beginning in 2005. Eaton Vance will have the right to purchase the 30 percent minority interest in two stages in 2007 and 2009. The price for acquiring the 30 percent interest will be based on a multiple of earnings before interest and taxes in those years. The Board of Directors of Eaton Vance Corp. and Atlanta Capital's owners have approved the acquisition agreement. The transaction is expected to close by October 31, 2001, subject to various approvals.

UBS Warburg acted as financial advisor to Eaton Vance in connection with this transaction. Berkshire Capital and Cambridge International Partners acted as financial advisors to Atlanta Capital. Eaton Vance is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." Eaton Vance's actual future results may differ significantly from those stated in any forward looking statements, depending upon factors discussed in Eaton Vance's Annual Report or Form 10-K for the fiscal year ended October 31, 2000 and its Quarterly Reports on Form 10-Q, including market and other economic conditions.


Page 6 of 6 pages